EXHIBIT 10.1
Mr. T. Patrick Duncan
January 21, 2008

January 21, 2008
Mr. T. Patrick Duncan, President
LCWW Partners
c/o USAA Real Estate Company
9830 Colonnade Boulevard, Suite 600
San Antonio, TX 78230

Re:	Amendment Number 1 to November 19, 2007
Agreement of Purchase and Sale
Dear Pat:
     This letter will serve as Amendment No. 1 to our November 19, 2007 Agreement of Purchase and Sale (the “Agreement”). Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.
     You and I have agreed to extend the possible Closing Date under the Agreement for an additional ninety (90) days. Accordingly, Section 1.1 of the Agreement is amended by deleting the definitions for “Closing Date” and “Management Termination Date” in their entirety and replacing them with the following:
     “‘Closing Date’ shall mean the date on which the Closing shall occur, which date shall be April 30, 2008 (which date shall not be subject to extension pursuant to any provision of this Agreement), but in any event contemporaneously with the Management Termination Date”
     “‘Management Termination Date’ shall mean April 30, 2008 pursuant to a modification of Seller’s original notice of termination of Management Agreement to be delivered on January 22, 2008.
     You and I have also discussed the need for Gaylord to find a capital partner to work with on this transaction. Accordingly, a new Section 10.24 shall be added to the Agreement as follows:
     “(10.24) Financing. The Closing shall be conditioned on Purchaser arranging financing satisfactory to it in its sole discretion in order to fund the purchase contemplated by the Agreement (the” Financing Contingency”). Purchaser shall advise Sellers in writing no less than seven (7) days prior to Closing Date whether or not the Financing Contingency has been satisfied. If Purchaser

Mr. T. Patrick Duncan
January 21, 2008

notifies Sellers that the Financing Contingency has not been satisfied or if Purchaser fails to timely notify Sellers that such contingency has been satisfied then, the Agreement shall automatically terminate, Sellers shall retain the Deposit and neither party shall have any further rights or obligations hereunder except for those obligations of Purchaser which expressly survive termination of the Agreement.”
Simultaneously with the execution of this Amendment No. 1, and as consideration for Sellers execution of this Agreement Purchaser hereby instructs the Escrow Agent to release the Deposit to Sellers without any further action by any party, and agrees to execute any documents requested by the Escrow Agent to confirm the release of such funds. Notwithstanding anything to the contrary in the Agreement, the Deposit shall be non-refundable to Purchaser in all circumstances, except for the voluntary and intentional default by Sellers in their obligations to be performed on the Closing Date. Sellers acknowledge that their receipt of the Deposit is their sole and exclusive remedy under the Agreement for Purchaser’s failure to close the transaction; provided that Sellers shall retain the right to enforce all indemnities of Sellers by Purchaser set forth in the Agreement. This letter also confirms that you have modified or will timely modify the Management Agreement termination notice you previously delivered to Manager so as to cause the Management Termination date to occur on April 30, 2008.
     The Agreement is hereby deemed to be amended and supplemented in accordance with the provisions set forth above. Except as expressly set forth in this Amendment, all agreements and provisions contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

Very truly yours, GAYLORD ENTERTAINMENT COMPANY
By:	/s/ Colin V. Reed
Colin V. Reed, Chief Executive Officer

Mr. T. Patrick Duncan
January 21, 2008

ACCEPTED AND AGREED TO:
SELLERS:
LCWW PARTNERS, a Texas joint venture

By:	US — LAS COLINAS LIMITED
PARTNERSHIP, a Texas limited
Partnership, its managing venturer

By:	LAS COLINAS MANAGEMENT
COMPANY, a Delaware corporation,
its general partner

By:	/s/ T. Patrick Duncan
	Name:	T. Patrick Duncan
	Title:	President and CEO

LA CANTERA DEVELOPMENT COMPANY,
a Delaware corporation

By:	/s/ T. Patrick Duncan
	Name:	T. Patrick Duncan
	Title:	President and CEO